January 6, 2013

Board of Directors

SurePure, Inc.

405 Lexington Avenue, 25th/26th Floor,

New York, NY 10174

RE: Letter of Resignation

Gentlemen:

I hereby resign from my position as director of SurePure, Inc. in accordance with the Share Exchange dated December 12, 2012.

Very truly yours,

/s/Ratree Yabamrung
Ratree Yabamrung